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PRIMEDEX HEALTH SYSTEMS, INC. AND AFFILIATES
EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
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                                                        Three months ended
                                                              January
                                                    ----------------------------
                                                         2002          2001
                                                    -------------  -------------
BASIC
  Weighted average number of common
     shares outstanding used in computing
     basic earnings per share                         40,732,640     39,284,135

  Net income                                        $    917,000   $    923,000
    Less: Accretion of redeemable preferred stock             --       (139,000)
                                                    -------------  -------------
   Income available to common stockholders          $    917,000   $    784,000
                                                    =============  =============

  Basic earnings per share                          $       0.02   $       0.02
                                                    =============  =============

DILUTED
  Weighted average number of common
     shares outstanding used in computing
     basic earnings per share                         40,732,640     39,284,135
  Assumed exercise of stock
     options and warrants                                702,401        880,342
  Assumed conversion of preferred stock                       --             --
                                                    -------------  -------------
                                                      41,435,041     40,164,477
                                                    =============  =============

  Income available to common stockholders           $    917,000   $    784,000
    Accretion of redeemable preferred stock                   --        139,000
  Income available to common stockholders
    plus assumed conversions                        $    917,000   $    923,000
                                                    =============  =============

  Diluted earnings per share                        $       0.02   $       0.02
                                                    =============  =============

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